                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-12

                          VESTCOM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

                 -------------------------------------------------------------
         (2)     Aggregate number of securities to which transaction applies:

                 -------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 -------------------------------------------------------------
         (4)     Proposed maximum aggregate value of transaction:

                 -------------------------------------------------------------
         (5)     Total fee paid:

                 -------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

                 -------------------------------------------------------------
         (2)     Form, Schedule or Registration Statement No.:

                 -------------------------------------------------------------
         (3)     Filing Party:

                 -------------------------------------------------------------
         (4)     Date Filed:

                 -------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                           VESTCOM INTERNATIONAL, INC.


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vestcom International, Inc. (the "Company" or "Vestcom") will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, on Friday, June 21, 2002, at 9:00 a.m., to consider and act upon the following:

         1. The election of seven directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified. The Board of Directors recommends a vote FOR the election of the nominees proposed for election by the Board, and AGAINST the election of any nominees for director proposed by V Investment Partners LLC.

         2. The consideration of a shareholder proposal concerning our Shareholder Protection Rights Agreement, if properly presented at the meeting. The Board of Directors recommends a vote AGAINST this proposal.

         3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 8, 2002 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                             By Order of the Board of Directors


                                             Sheryl Bernstein Cilenti
                                             Secretary

West Caldwell, New Jersey
May __, 2002


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED [COLOR] PROXY CARD IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

         YOUR BOARD OF DIRECTORS ALSO URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY V INVESTMENT PARTNERS LLC. EVEN IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY V INVESTMENT PARTNERS LLC, YOU CAN REVOKE THAT EARLIER PROXY BY SIGNING, DATING AND MAILING THE ENCLOSED [COLOR] PROXY CARD IN THE ENVELOPE PROVIDED.

                          VESTCOM INTERNATIONAL, INC.
                               5 Henderson Drive
                        West Caldwell, New Jersey 07006

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                         Annual Meeting of Shareholders
                                 June 21, 2002

                                  INTRODUCTION

         This proxy statement is being furnished to shareholders of Vestcom International, Inc. (the "Company" or "Vestcom") on or about May __, 2002, in connection with a solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Friday, June 21, 2002, at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004. At the meeting, the Board of Directors will propose that the Company's shareholders elect its seven nominees to the Board of Directors of the Company to serve until the 2003 annual meeting of shareholders and until their successors are elected and qualified. A shareholder proposal, which management opposes, will also be considered if properly presented at the meeting.

         On February 20, 2002, V Investment Partners LLC (sometimes referred to as the "Opposing Shareholder") notified Vestcom that it intended to nominate its own slate of directors in connection with the Company's 2002 Annual Meeting of Shareholders. The Opposing Shareholder has made filings with the Securities and Exchange Commission ("SEC") which state that it intends to solicit shareholders in support of its nominees. Your current Board opposes the Opposing Shareholder's slate of directors and is soliciting votes FOR the Company's slate of nominees for election to the Board of Directors and AGAINST a shareholder proposal relating to the Company's Shareholder Protection Rights Agreement.

         A [color] proxy card is enclosed for your use. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE [color] PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

         If you have any questions or need further assistance in voting your shares, please call:

                   Georgeson Shareholder Communications Inc.
                          17 State Street, 10th Floor
                               New York, NY 10004

                         Call Toll Free: (866) 431-8990
                              Fax: (212) 440-9009

THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY V INVESTMENT PARTNERS LLC. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY CARD IN THE ENCLOSED ENVELOPE.

REMEMBER, IT WILL NOT HELP YOUR BOARD OF DIRECTORS TO RETURN ANY PROXY CARD SENT TO YOU BY V INVESTMENT PARTNERS LLC BY VOTING TO "ABSTAIN." WE URGE YOU NOT TO RETURN ANY CARD SENT TO YOU BY V INVESTMENT PARTNERS LLC. THE ONLY WAY TO SUPPORT YOUR BOARD OF DIRECTORS' NOMINEES IS TO VOTE "FOR" THOSE NOMINEES ON THE ENCLOSED [COLOR] PROXY CARD.

IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER, OR OTHER NOMINEE, ONLY YOUR BANK OR BROKER OR OTHER NOMINEE CAN VOTE YOUR SHARES AND ONLY UPON YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE [COLOR] PROXY CARD AS SOON AS POSSIBLE.

Stockholders Entitled to Vote

         Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on May 8, 2002 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 9,056,806 shares of Common Stock outstanding and entitled to vote at the Annual Meeting (including voting rights attributable to the shares of a Vestcom subsidiary in Canada which are convertible into shares of Vestcom's Common Stock). Each such share is entitled to one vote.

Voting; Revocation of Proxy; Quorum and Vote Required

         A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors and AGAINST the shareholder proposal.

         A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote. Approval of the shareholder proposal will require the affirmative vote of a majority of the votes cast with respect to this proposal. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

Costs and Method of Solicitation

         Solicitation of proxies may be made by directors and officers of the Company by mail, telephone, facsimile transmission or other electronic media and in person. No additional compensation will be paid for any such services. The entire cost of soliciting proxies will be borne by the Company.

         Upon request, the Company will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding the Company's proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

         The Company has retained Georgeson Shareholder Communications Inc. ("Georgeson") to assist in the solicitation of proxies. Pursuant to the Company's agreement with Georgeson, it will provide various proxy advisory and solicitation services for the Company at a cost of $15,000, plus reimbursement for reasonable out-of-pocket expenses. The Company also has agreed to indemnify Georgeson against certain liabilities in connection with this proxy solicitation. It is expected that approximately 20 persons will be employed by Georgeson to solicit shareholders.

         For information concerning the directors and officers of Vestcom who may solicit proxies, see "Participants in the Solicitation".

         Although no precise estimate can be made at this time, Vestcom estimates that the aggregate amount to be spent by the Company in connection with the Vestcom Board's solicitation of proxies will be approximately [$_________], of which no amounts have been paid to date. This amount includes additional fees payable to Georgeson but excludes (i) the salaries and expenses of officers, directors, and employees of the Company; and (ii) the normal expenses of an uncontested election of directors.

         Vestcom has designated _____________ to act as inspector with respect to the tabulation of proxies in connection with the Annual Meeting. The Company has agreed to pay ____________ a fee of approximately [$_________] for its services, plus reimbursement for reasonable out-of-pocket expenses.

Principal Stockholders

         Based upon information available to the Company, the only shareholders known by the Company to beneficially own more than 5% of the outstanding Common Stock as of May 8, 2002 are (i) Joel Cartun, (ii) Brookside Capital Partners Fund, L.P. ("Brookside"), (iii) Gary J. Marcello and (iv) Dimensional Fund Advisors Inc. ("Dimensional"). For information concerning the holdings of Mr. Cartun, see "Security Ownership of Management." Pursuant to filings made by the respective holders with the SEC through May 1, 2002, Gary Marcello, Brookside and Dimensional owned the following number of shares of the Company's Common
Stock:


                                                                                              Percent of
Name and Address of Beneficial Owner                          Shares Beneficially Owned          Class
------------------------------------                          -------------------------          -----
Brookside Capital Partners Fund, L.P.                               1,150,700(A)                  12.7%
Two Copley Place
Boston, Massachusetts  02116

Gary J. Marcello                                                      824,652(B)                   9.1%
P.O. Box 1108
Dover, New Jersey  07802

Dimensional Fund Advisors Inc.                                        730,000(C)                  8.06%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

---------------------
(A) Brookside has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.
(B) Mr. Marcello has indicated in his filing with the SEC that he has sole voting and sole dispositive power with respect to 298,000 of these shares and shared voting and dispositive power with respect to 526,652 of these shares.
(C) Dimensional has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares as investment advisor or manager to various funds.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. These persons are also required by federal securities regulations to give Vestcom copies of those reports. The Company is required to disclose any failures to file such reports on a timely basis. Based solely on a review of the copies of the reports furnished to the Company, the Company believes that during 2001, all applicable filing requirements were satisfied on a timely basis.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

Board of Directors' Nominees

         The holders of Vestcom's Common Stock will elect seven directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates "withhold authority" on his [color] proxy card or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

         The Company's by-laws provide that the Board of Directors will consist of not less than one nor more than 21 members, the actual number to be determined by the Board from time to time. The Board currently consists of seven members.

         The table below sets forth the names and ages (as of April 1, 2002) of each of the Board's nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms if elected and the principal occupations and employment of each such person during the past five years. In each instance in which dates are not provided in connection with a nominee's business experience, such nominee has held the position indicated for at least the past five years.

                                                    Expiration
                                     Director        of Term
          Name and Age                Since         if Elected                      Business Experience
          ------------                -----         ----------                      -------------------
Stephen R. Bova, 55                    1997            2003         Chairman and Chief Executive Officer of IntelliMark
                                                                    Inc. (an IT services and staffing company, and a
                                                                    former subsidiary of Edgewater Technology, Inc.)
                                                                    (November 2000 to present); President and Chief
                                                                    Operating Officer of Edgewater Technology, Inc.
                                                                    (formerly, StaffMark, Inc.) (a provider of human
                                                                    resource and professional services) (September 1999
                                                                    to November 2000); Managing Director, International
                                                                    Operations, Intelligroup, Inc. (a computer services
                                                                    company) (January 1999 to November 1999); President
                                                                    of the Global Banking Division of Electronic Data
                                                                    Systems Corporation (a provider of technical and
                                                                    information services) (November 1996 to December
                                                                    1998); President of the Global Financial Division of
                                                                    Alltel Information Services, Inc. (a provider of
                                                                    software and information services) (prior years to
                                                                    November 1996). Mr. Bova is also a director of
                                                                    Edgewater Technology, Inc.

Joel Cartun, 62                        1996            2003         Chairman of the Board of Vestcom (August 1997 to
                                                                    present); Chief Executive Officer of Vestcom (from
                                                                    Vestcom's incorporation in September 1996 to May
                                                                    2000); President of Vestcom (from Vestcom's
                                                                    incorporation in 1996 to March 1999); Chief Executive
                                                                    Officer of Comvestrix Corp. (now known as Vestcom
                                                                    Mid-Atlantic, Inc. ("VMA")) (from its incorporation
                                                                    in 1969 to April 2000); President of VMA (1969 to
                                                                    October 1998).


                                                    Expiration
                                     Director        of Term
          Name and Age                Since         if Elected                      Business Experience
          ------------                -----         ----------                      -------------------
Leonard J. Fassler, 70                 1997            2003         President of Sage Equities, Inc. (a private
                                                                    investment company) (1985 to present); Co-Chairman of
                                                                    Interliant, Inc. (a web-hosting company) (December
                                                                    1997 to present); Co-Chairman of Vytek Wireless, Inc.
                                                                    (a wireless integration company) (April 2000 to
                                                                    present); Consultant to GE Capital Information
                                                                    Technology Systems, Inc. (an international computer
                                                                    reselling and integration company affiliated with
                                                                    General Electric) (August 1996 to January 1999);
                                                                    Co-Chairman of AmeriData Technologies, Inc. (an
                                                                    international computer integration and support
                                                                    company) (prior years to July 1996).

Brendan Keating, 47                    1998            2003         Chief Executive Officer of Vestcom (May 2000 to
                                                                    present); President of Vestcom (March 1999 to
                                                                    present); Chief Operating Officer of Vestcom (October
                                                                    1997 to present); Executive Vice President of Vestcom
                                                                    (October 1997 to March 1999); Vice President of Bowne
                                                                    & Co., Inc. (a financial printing company) (1991 to
                                                                    October 1997); Vice President of Operations of Bowne
                                                                    of New York City, Inc. (1985 to 1991); President of
                                                                    Bowne Business Communications (1993 to 1995).

Robert J. Levenson, 60                 1998            2003         Managing Member of Lenox Capital Group, L.L.C. (a
                                                                    private venture capital company) (April 2000 to
                                                                    present); Executive Vice President of First Data
                                                                    Corporation (an electronic commerce and payment
                                                                    services processor) (1993 to May 2000). Mr. Levenson
                                                                    is also a director of First Data Corporation,
                                                                    Superior Telecom, Inc. (the largest North American
                                                                    wire and cable manufacturer) and Emisphere
                                                                    Technologies, Inc. (a biopharmeceutical company).

David M. Walke, 48                     2002            2003         Chief Executive Officer and a director of FIND/SVP,
                                                                    Inc. (a business advisory and consulting services
                                                                    company) (November 2001 to present); Co-Founder and
                                                                    Senior Managing Director of Morgen-Walke Associates,
                                                                    Inc. (a financial public relations, investor
                                                                    relations and corporate communications firm) (prior
                                                                    years to December 2001). Mr. Walke is also a director
                                                                    of Interliant, Inc.


Richard D. White, 48                   1997            2003         Managing Director of CIBC Capital Partners (February
                                                                    1998 to present); Managing Director of CIBC
                                                                    Oppenheimer Corp. (successor to Oppenheimer & Co.,
                                                                    Inc.) (prior years to February 1998). Mr. White is
                                                                    also a director of Midway Games Inc.

         According to preliminary proxy materials filed with the SEC by V Investment Partners LLC (the "Opposing Shareholder"), the Opposing Shareholder intends to solicit your vote for its own slate of directors in opposition to your Board's nominees for director. Your Board vigorously opposes any solicitation by the Opposing Shareholder, which owns less than 3% of Vestcom's Common Stock.

         Your Board has always acted to maximize shareholder value for all of our shareholders, and is continuing to do so. Over the past few years, as part of its overall strategic plan, Vestcom has consolidated, integrated and upgraded a number of facilities and functions. These steps have positioned the Company for future growth as a value-added marketing services company.

         In December 2001, your Board of Directors created a special committee comprised of the Company's independent directors to evaluate strategic alternatives for the Company. In addition, as we publicly disclosed in March 2002, your current Board of Directors has retained CIBC World Markets as its financial advisor to assist the Company in evaluating expressions of interest in acquiring the Company and to explore other potential opportunities to maximize shareholder value. This process is actively proceeding. There can be no assurance, however, that a transaction will result from this process.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE BOARD'S SEVEN NOMINEES DESCRIBED ABOVE. WE URGE YOU NOT TO RESPOND TO ANY SOLICITING MATERIAL YOU MAY RECEIVE FROM THE OPPOSING SHAREHOLDER AND NOT TO SUBMIT ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF THE OPPOSING SHAREHOLDER.



Board Meetings and Committees

         The Board of Directors of the Company held five meetings during 2001. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met five times during 2001. The Audit Committee presently consists of Leonard J. Fassler, Robert J. Levenson and Richard D. White (Chairman).

         During 2001, the Board did not have a Nominating Committee. The Company's current by-laws establish formal procedures for considering nominees recommended by shareholders.

         The Board has a Compensation Committee to, among other things, administer the Company's Stock Option Plan. The Compensation Committee presently consists of Stephen R. Bova and Richard D. White and held five meetings during 2001.

         The Board of Directors and the Compensation Committee also acted by unanimous consent in 2001.

         During the year ended December 31, 2001, each member of the Company's Board of Directors was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

Security Ownership of Management

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002 by (i) each current director and each of the Board's nominees for director of the Company; (ii) each Named Officer (as defined herein) of the Company; and (iii) all current executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below to the extent that they are exercisable by May 1, 2002.


                                                                                               Shares
                                                                                         Beneficially Owned
                                                                                         ------------------
                                 Stockholder                                          Number            Percent
                                 -----------                                          ------            -------
Joel Cartun...............................................................         1,546,498 (1)         17.1%
Brendan Keating...........................................................           179,500 (2)          2.0
Stephen R. Bova...........................................................           228,600 (3)          2.5
Leonard J. Fassler........................................................            34,500 (4)           *
Robert J. Levenson........................................................            36,500 (5)           *
David M. Walke............................................................              --                --
Richard D. White..........................................................            70,296 (6)           *
Michael D. Helfand........................................................            33,000 (7)           *
David Adler...............................................................            17,825 (8)           *
Andrew Lewkowicz..........................................................             7,000 (9)           *
All current executive officers,  directors and nominees for director as a
group (11 persons)........................................................         2,187,319 (10)        24.2

---------------------
*Less than one percent.

(1) Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children. As trustee of such trusts, Mr. Cartun's wife has the right to vote and dispose of such shares.

(2)      Includes 110,000 shares issuable upon the exercise of stock options.

(3)      Includes 32,000 shares issuable upon the exercise of stock options.

(4) Includes 1,000 shares held by Mr. Fassler's wife. Mr. Fassler disclaims beneficial ownership of such shares. Also includes 32,000 shares issuable upon the exercise of stock options.

(5)      Includes 27,000 shares issuable upon the exercise of stock options.

(6)      Includes 32,000 shares issuable upon the exercise of stock options.

(7)      Includes 20,000 shares issuable upon the exercise of stock options.

(8)      Includes 6,825 shares issuable upon the exercise of stock options.

(9) Includes 1,000 shares held jointly with Mr. Lewkowicz's wife. Also includes 6,000 shares issuable upon the exercise of stock options.

(10) Includes an aggregate of 293,425 shares issuable upon the exercise of stock options.


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth, for the fiscal years ended December 31, 2001, 2000 and 1999, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during 2001 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                                                   Annual                              Long-Term
                                                                Compensation                         Compensation
                                            -----------------------------------------------------    ------------
                                                                                                        Common
                                                                                                        Shares
                                                                                                      Subject to
Name and                                                                            Other Annual        Options       All Other
Principal Position                          Year      Salary         Bonus        Compensation(A)       Granted    Compensation (B)
------------------                          ----      ------         -----        ---------------       -------    ----------------
Joel Cartun..............................   2001     $200,000            --              --                --          $ 3,825
    Chairman of the Board                   2000      200,000            --              --                --            3,958
                                            1999      200,000            --              --                --            3,775

Brendan Keating..........................   2001      300,000            --              --                --            3,825
    President, Chief Executive Officer      2000      200,000            --              --              50,000          3,958
    and Chief Operating Officer             1999      200,000       $70,000              --              50,000          3,775

Michael D. Helfand(C)....................   2001      200,000        50,000              --              20,000          3,825
    Executive Vice President, Chief         2000      200,000        70,000              --                --            2,365
    Financial Officer and Treasurer         1999       46,154        20,000              --              50,000            --

David Adler..............................   2001      160,000        20,000              --              10,000          3,825
    Vice President and Chief                2000      150,000        25,000              --                --            3,939
    Technology Officer                      1999      150,000        15,000              --               2,000          3,233

Andrew Lewkowicz(D)......................   2001      161,539        50,000              --              30,000            --
    Senior Vice President Sales
    and Marketing

------------------------
(A) No Named Officer received personal benefits from the Company in excess of 10% of such individual's reported salary and bonus. Amounts below the threshold are not included in the table.
(B) For 2001, represents contributions made by the Company of $3,825 for each of Messrs. Cartun, Keating, Helfand and Adler to the Company's 401(k) plan to match 2001 pre-tax elective deferral contributions (included under "Salary") made by such persons to such plan.
(C)  Mr. Helfand joined the Company in October 1999.
(D)  Mr. Lewkowicz joined the Company in March 2001.

Employment Agreements

         Mr. Keating, pursuant to a letter agreement with the Company dated September 1997, is entitled to receive four months notice prior to any termination of employment.

         Mr. Helfand, Executive Vice President and Chief Financial Officer of the Company, entered into a letter agreement with the Company in September 1999, pursuant to which he serves as an at-will employee with a current annual base salary of $200,000. The letter agreement also provides that Mr. Helfand was entitled to earn a bonus of up to 50% of his annual salary for 2001 based on achieving mutually agreed-upon goals and the Company's performance. Mr. Helfand was guaranteed a minimum bonus of $50,000 in 2001. Mr. Helfand's agreement provides that if he were terminated for any reason other than cause (as defined), he would be entitled to receive six months severance.

         Mr. Adler, Vice President and Chief Technology Officer of the Company, entered into a letter agreement with the Company in April 1998 pursuant to which he serves as an at-will employee at a current annual salary of $160,000. Mr. Adler's letter agreement provides that if his employment were terminated following a change in control (as defined), he would be entitled to receive one year's salary as severance.

         Mr. Lewkowicz, Senior Vice President Sales and Marketing of the Company, entered into a letter agreement with the Company in February 2001 pursuant to which he serves as an at-will employee at a current annual salary of $200,000. Mr. Lewkowicz was guaranteed a minimum bonus of $50,000 in 2001 and is guaranteed a minimum bonus of $50,000 in 2002. Mr. Lewkowicz's letter agreement provides that if his employment were terminated for any reason other than for cause or as a result of voluntary resignation, he would be entitled to receive six months salary as severance.

         All of the Named Officers are entitled to participate in all compensation and employee benefit plans maintained by the Company and its subsidiaries, including such bonuses as may be authorized by the Board of Directors from time to time. Each executive is also entitled to a car allowance of $850 per month.

         Each of Messrs. Cartun, Keating and Helfand has a Change in Control agreement with the Company. Pursuant to these Change in Control agreements, upon the occurrence of a "Trigger Event", the executive would be entitled to receive a lump sum payment equal to two times the sum of his annualized base salary immediately prior to the "Change in Control" and the annual bonus the executive received during the full fiscal year immediately prior to the Change in Control. In addition, upon a Change in Control, all stock options would immediately become vested.

         Pursuant to the Change in Control agreements, a "Change in Control" will be deemed to have occurred if (a) any person acquires 40% or more of the total voting power of the Company's then outstanding securities, (b) in general, over 50% of the composition of the Board of Directors changes without the approval of the existing directors, (c) there is a merger or reorganization of the Company after which less than 75% of the voting power of the surviving entity is owned by holders of the Company's securities prior to the transaction, or (d) the shareholders of the Company approve a plan of complete liquidation.

         A "Trigger Event" means either (i) termination of the executive's employment at any time from the effective date of a Change in Control until 12 months after the Change in Control (other than for cause and including a termination by the executive for Good Reason (as defined)), or (ii) a failure, upon a Change in Control, of the Company or a successor to continue the executive's employment for at least 12 months with a salary and bonus at least equal to what the executive received immediately prior to the Change in Control, or (iii) a failure, upon a Change in Control, for the executive's employer to be a public company, or (iv) the executive's termination of employment after failure of the Company or any successor to acknowledge upon request the obligations set forth in the executive's employment agreement and Change in Control agreement.

         Mr. Lewkowicz's letter agreement with the Company contains substantially the same change in control provisions as are described above.

Stock Options

         The following table contains information regarding the grant of stock options to the Named Officers during the year ended December 31, 2001. In addition, in accordance with rules adopted by the SEC, the following table sets forth the hypothetical gains or "option spreads" that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             Individual Grants (A)


                                                                                                            Potential
                                                                                                        Realizable Value
                                  Number of           % of Total                                       at Assumed Annual
                                Common Shares      Options Granted                                    Rates of Stock Price
                             Underlying Options    to Employees in    Exercise Price     Expiration      Appreciation for
Name                               Granted           Fiscal 2001     Per Share ($/sh.)      Date           Option Term
----                               -------           -----------     -----------------      ----           -----------
                                                                                                          5%          10%
                                                                                                          --          ---
Joel Cartun..................         --                  --                  --              --           --           --
Brendan Keating..............         --                  --                  --              --           --           --
Michael D. Helfand...........       20,000                8.1%             $ 2.13         5/22/2011     $26,791     $67,893
David Adler..................       10,000                4.1%               2.13         5/22/2011      13,395      33,947
Andrew Lewkowicz.............       30,000               12.2%              2.375          3/4/2011      44,809     113,554

-----------

(A) The options granted to Messrs. Helfand, Adler and Lewkowicz were granted under the Company's 1997 Equity Compensation Program (the "Stock Option Plan"). Options generally are granted at exercise prices equal to the fair market value of the Common Stock on the grant date and typically vest in 20% increments commencing one year after the date of grant. The committee which administers the Stock Option Plan may accelerate the vesting of any option upon the occurrence of a change in control event (as defined in the Stock Option Plan).

         During 1998, the Company canceled options previously granted to Mr. Keating and granted new options to him. The following table provides certain information with respect to these "repricings". No other repricings have occurred.


                       Ten Year Option/SAR Repricings (A)

                                                                                                             Length of
                                             Number of         Market                                         Original
                                            Securities        Price of         Exercise                     Option Term
                                            Underlying        Stock at         Price at                      Remaining
                                              Options         Time of          Time of           New         at Date of
                                            Repriced or     Repricing or     Repricing or      Exercise     Repricing or
            Name                 Date       Amended(#)      Amendment($)     Amendment($)      Price($)      Amendment
            ----                 ----       ----------      ------------     ------------      --------      ---------
Brendan Keating...........     08/12/98      100,000            $8.25           $21.625          $8.25         9 years
   President and Chief
   Operating Officer
--------------------

(A) On August 12, 1998, options covering 100,000 shares of Common Stock granted to Mr. Keating in 1997 at an exercise price of $21.625 were canceled. Also on August 12, 1998, Mr. Keating was granted options to purchase 60,000 shares at an exercise price of $8.25 per share, the then current market price. On March 16, 1998, Mr. Keating was granted options covering 35,000 shares at an exercise price of $10.125 per share.


         No stock options were exercised by the Named Officers during the year ended December 31, 2001. The following table provides information concerning the number of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 2001. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise prices of existing options and $2.18, the closing sale price of the Company's Common Stock on December 31, 2001, the last trading day of the year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES


                                                                      Number of Shares
                                   Number of                       Underlying Unexercised            Value of Unexercised
                                Shares Acquired     Value            Options at Fiscal              In-the-Money Options at
                                 on Exercise(#)  Realized ($)           Year-End (#)                  Fiscal Year-End ($)
                                 --------------  ------------           ------------                  -------------------
                                                                Exercisable     Unexercisable     Exercisable  Unexercisable
                                                                -----------     -------------     -----------  -------------
Joel Cartun..................          --             --               --             --               --             --
Brendan Keating..............          --             --          101,250           93,750             --             --
Michael D. Helfand...........          --             --           20,000           50,000             --         $1,000
David Adler..................          --             --            6,425           13,075             --            500
Andrew Lewkowicz.............          --             --               --           30,000             --             --


                      Equity Compensation Plan Information

         The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under the Company's 1997 Equity Compensation Program, as amended, as of December 31, 2001. The 1997 Equity Compensation Program, as amended, was the Company's only equity compensation plan in existence as of December 31, 2001.


                                                                                                    (c)
                                                                                           Number Of Securities
                                         (a)                                              Remaining Available For
                             Number Of Securities To Be               (b)              Future Issuance Under Equity
                               Issued Upon Exercise Of     Weighted-Average Exercise        Compensation Plans
                                Outstanding Options,         Price Of Outstanding          (Excluding Securities
       Plan Category             Warrants and Rights     Options, Warrants and Rights     Reflected In Column (a))
       -------------             -------------------     ----------------------------     ------------------------
Equity Compensation Plans
Approved by Shareholders...           997,750                       $5.63                         320,250

Equity Compensation Plans
Not Approved by
Shareholders...............              --                           --                             --
                                      -------                                                     -------
TOTAL                                 997,750                                                     320,250
                                      =======                                                     =======


Arrangements with Directors

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer of $12,000 and an additional fee of $1,000 for each day's attendance at a Board of Directors meeting and/or committee meeting. Under the Company's Stock Option Plan, each non-employee director also receives options to acquire 12,000 shares of Common Stock at the beginning of his or her first year of service as a director, and options covering 12,000 shares of Common Stock for each year of service thereafter. The options become fully exercisable one year after the date of grant. Directors of the Company are entitled to reimbursement for out-of-pocket expenses incurred in their capacity as directors of the Company.

         In February 2002, the Board agreed that all non-employee directors of the Company would be entitled to receive a one time fee of $25,000 in connection with their service on a special Committee of the Independent Directors which was established to evaluate expressions of interest in acquiring the Company. This fee is payable regardless of whether a transaction is consummated.

Compensation Committee Report on Executive Compensation

         Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the following is a report of the Compensation Committee of the Board of Directors regarding compensation policies as they affect the Named Officers.

         The Compensation Committee views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit program. The current compensation element focuses upon the executive officer's salary and is designed to provide competitive reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) plan, health insurance benefits and eligibility for annual bonuses based upon performance of the specific individual and the Company. The long-term benefit element is reflected in the grants of stock options.

         Stock options granted to executive officers of the Company have been granted at a price equal to fair market value on the date of grant. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases. The Compensation Committee believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

         During 2001, Mr. Keating's salary was increased to reflect his increased responsibilities as Chief Executive Officer. Mr. Keating did not receive a bonus for 2001 since the Company's earnings did not meet a predetermined threshold amount. No stock options were granted to Mr. Keating in 2001 in light of the stock options granted to him in prior years. In order to further align Mr. Keating's interests with those of the shareholders, in May 2001, the Company loaned Mr. Keating $100,000 to purchase shares of Vestcom Common Stock. Mr. Keating issued a promissory note to the Company, which is secured by the shares of stock purchased with the monies. The note is forgivable as long as Mr. Keating remains in the continuous full-time employment of the Company through the maturity date of the note in May 2004.

         Each of Messrs. Helfand, Adler and Lewkowicz received bonuses in light of their individual performance and contributions to the Company in 2001. The bonuses to Mr. Helfand and Mr. Lewkowicz were guaranteed pursuant to their employment arrangements with the Company. Messrs. Helfand, Adler and Lewkowicz each received stock option grants in 2001 to reward them for their individual performance and contributions to the Company. Mr. Cartun's salary remained unchanged in 2001. He did not receive a bonus since predetermined goals were not achieved.

         All of the Named Officers have change in control or severance arrangements. The Compensation Committee thought it was important for the Company to enter into these arrangements in order to provide security to these officers in the event of a change in control (as defined), to promote their continued affiliation with the Company and to protect both the Company and the shareholders by assuring continuity during a transition period related to any change in control.

         The Compensation Committee believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing current rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Committee's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

                                   By: Stephen R. Bova
                                       Richard D. White

Audit Committee Matters

         Audit Committee Charter. The Audit Committee has adopted a charter. A copy of the charter was included as Appendix A to the Company's 2001 Proxy Statement.

         Independence of Audit Committee Members. The Company's Common Stock is listed on the Nasdaq National Market and Vestcom is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be "independent directors" pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace rules.

         Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2001:

         (1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

         (2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61;

         (3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

         (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2001 Annual Report on Form 10-K.

By:      The Audit Committee of the Board of Directors

         Leonard J. Fassler
         Robert J. Levenson
         Richard D. White

Audit Fees and Related Matters

         Audit Fees. The Company was billed $335,000 for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during 2001.

         Financial Information Systems Design Implementation Fees. The Company was billed $0 for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Company's principal accountant during the year ended December 31, 2001.

         All Other Fees. The Company was billed $140,000 for non-audit services (other than the non-audit services described above) rendered by the Company's principal accountant during the year ended December 31, 2001, which related primarily to the furnishing of tax services.

         Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

         Of the time expended by the Company's principal accountant to audit the Company's financial statements for the year ended December 31, 2001, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

Shareholder Return Comparison

         Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and a Peer Group consisting of SourceCorp Incorporated (formerly FYI Incorporated), Lason Inc. (which, in December 2001, filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code) and Ikon Office Solutions, Inc. for the period from July 30, 1997 (the date the Company's Common Stock first began trading on the Nasdaq National Market) (July 30, 1997 = 100) through December 31, 2001. The Company's management considers the companies included in the Peer Group to be those companies whose primary businesses were most similar to the business of the Company. The performance of the Company's Common Stock reflected below is not necessarily indicative of future performance.

                 COMPARISON OF TOTAL RETURN SINCE JULY 30, 1997
                AMONG VESTCOM INTERNATIONAL, INC. COMMON STOCK,
                       NASDAQ MARKET INDEX AND PEER GROUP


                                 7/30/97      12/31/97      12/31/98       12/31/99     12/31/00        12/31/01
                                 -------      --------      --------       --------     --------        --------
Vestcom International, Inc.       100.00       137.69         55.38          21.54        11.16           13.42

Peer Group                        100.00        97.20         36.08          31.14        17.73           22.13

Nasdaq Market Index               100.00        98.95        139.56         246.14       154.71          123.32


                     Assumes $100 invested in July 30, 1997
                          Assumes dividend reinvested
                      Fiscal Year Ended December 31, 2001

Compensation Committee Interlocks and Insider Participation

         Compensation decisions are made by the members of the Compensation Committee. During the fiscal year ended December 31, 2001, Stephen R. Bova, Fred
S. Lafer and Richard D. White served as members of the Compensation Committee. None of Messrs. Bova, Lafer or Mr. White has ever served as an employee or officer of Vestcom or any of its subsidiaries.

Certain Transactions

         Joel Cartun, Vestcom's Chairman of the Board, has a 50% interest in the partnership which owned the property previously used by Vestcom and VMA in Lyndhurst, New Jersey. The partnership leased the property to VMA, pursuant to a lease which expired in May 2001. VMA's related party rent expense for this property for 2001 was approximately $311,000.

         Vestcom has entered into an arrangement with Interliant, Inc. whereby Vestcom utilizes Interliant's technology hosting and related services. During 2001, Vestcom paid Interliant approximately $169,000 for such services. Leonard Fassler, a member of Vestcom's Board of Directors, is co-chairman and a director of Interliant and David Walke, another member of Vestcom's Board of Directors, is a director of Interliant. Vestcom believes the arrangement to be on fair market terms.

         In order to further align Mr. Keating's interests with those of the shareholders, in May 2001, the Company loaned Mr. Keating $100,000 to purchase shares of Vestcom Common Stock. Mr. Keating issued a promissory note to the Company, which is secured by the shares of stock purchased with the monies. The note is forgivable as long as Mr. Keating remains in the continuous full-time employment of the Company through the maturity date of the note in May 2004.

         In March 2002, Vestcom entered into an agreement with CIBC World Markets for advisory services and agreed to pay CIBC World Markets $150,000 in connection with the agreement. In addition, the agreement provides that CIBC World Markets will be entitled to a contingency fee if a sale of the Company is consummated. Richard D. White, a director of Vestcom and a member of Vestcom's Compensation Committee, is Managing Director of CIBC Capital Partners, an affiliate of CIBC World Markets.


Company Policy

         Future transactions with affiliates of the Company are anticipated to be minimal, are generally required to be approved by the Fairness Committee of the Board of Directors and by a majority of the full Board of Directors, and will be made on terms no less favorable to the Company than those that could be obtained from unaffiliated third parties.

                                  PROPOSAL TWO

             STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN


Proponent's Proposal

Robert R. Rogus ("Rogus"), whose address is 10 Benedict Crescent, Basking Ridge, New Jersey 07920, has requested that the following proposal be included in this Proxy Statement. Rogus has advised Vestcom that he owns 126,933 shares of Vestcom common stock.

The stockholder's proposal is as follows:

Resolved: The stockholders of Vestcom International, Inc. ("Vestcom" or the "Company") request the Board of Directors to redeem the stockholders purchase rights distributed on December 16, 1999 (the "Adoption Date") unless such distribution is approved by the affirmative vote of stockholders, to be held as soon as may be practicable.

Proponent's Supporting Statement

On October 7, 1997 Vestcom's common stock share price closed at its all time high of $22.62. On September 30, 1998 it closed at $9.25. On the Adoption Date, Vestcom's common stock closed at $3.87, a drop of 83% since October 7, 1997. On November 20, 2001, Vestcom's common stock closed at $1.58, a drop of 93% since October 7, 1997, and 59% since the Adoption Date.

Not only has the price of Vestcom common stock dropped, but so has the trading volume. The dollar value of Vestcom shares traded has shrunk dramatically. In 1997, an average of $1.1 million worth of Vestcom common stock was traded daily. In 1998 only $500,000 worth of Vestcom common stock was traded daily. In 2001 (through November 15), only $13,500 worth of Vestcom common stock was traded daily.

Our Company's Board and executives must accept responsibility for both the operating performance of Vestcom and the decline in Vestcom common stock, which I believe have been caused by mismanagement and utter neglect from the Board of Directors.

I believe this is a particularly prudent moment for our Board of Directors to begin to eliminate management-entrenching corporate governance structures, particularly Vestcom's poison pill.

The Board of Directors created the Company's current poison pill rights plan in order to entrench management. I do not share the Board's view that our Company should have put a poison pill rights plans into effect without stockholder approval.

I believe the terms of the rights are designed to discourage or thwart an unwanted takeover of our Company. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, I do not believe that the future possibility of a takeover justifies the unilateral implementation of such a poison pill type device.

The effect of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the economics of rights plans states that "The stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management."

A 1992 study by Professor John Pound of Harvard University's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills.

Given the undeniably undemocratic way in which the share rights have been assigned to stockholders and maintained, the poor operating performance of the Company and the dramatic and persistent decline in Vestcom's stock price, I believe these rights should either be redeemed or voted on by shareholders.

I urge shareholders to vote for this resolution!

OUR RESPONSE TO STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN

We adopted the Shareholder Protection Rights Agreement (the "Rights Plan") in December 1999 because the Board believed that the Rights Plan would enable the Board to better represent the interests of all of our stockholders in the event of a hostile takeover attempt. We continue to believe that the Rights Plan guards against certain actions, including partial tender offers, squeeze-outs, open market accumulation and other actions intended to gain control of the Company without paying all stockholders a fair price, particularly when the Company's stock is undervalued.

The Rights Plan is intended to prevent against potential abuses during a takeover attempt and to allow the Board to carry out its fiduciary duties carefully and thoughtfully, with time to consider all relevant information. The Rights Plan will not prevent an appropriate transaction that is in the best interest of all of our stockholders, but should encourage anyone seeking to acquire Vestcom to negotiate with the Board directly prior to attempting a takeover.

The Rights Plan does not affect any takeover proposal the Board of Directors finds in the exercise of its fiduciary duties to be in the best interest of the Company and its stockholders. The purpose of the Rights Plan is to strengthen the Board's ability, in the exercise of those fiduciary duties, to protect and maximize the value of the stockholders' investment in the Company in the event of an attempt to acquire control of the Company. The plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. Nor is it intended as a deterrent to a shareholder's initiation of a proxy contest. A federal court reached the same conclusion in upholding the plan under New Jersey law just two years ago. Vestcom International, Inc. v. Harish Chopra, 114 F.Supp. 2d 292 (D.N.J. 2000).

Our Board believes that the Rights Plan places it in a better position to obtain a full and fair price from any potential bidder. On their own, shareholders do not have the ability to negotiate with a potential acquiror. However, because the Rights Plan provides an economic incentive for the potential acquiror to discuss a proposed transaction with the Board, and to request redemption of the rights, the Board is able to act on behalf of the shareholders collectively in negotiating a potential transaction. Accordingly, we believe that the Rights Plan is an essential tool that allows the Board to properly discharge its fiduciary duties to all of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL RELATING TO OUR SHAREHOLDER RIGHTS PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

                        PARTICIPANTS IN THE SOLICITATION

         Under applicable regulations of the SEC, each member of the Vestcom Board and each executive officer of Vestcom may be deemed to be a "participant" in Vestcom's solicitation of proxies. In the event each of these persons is deemed a "participant", and without acknowledging that any such person is a "participant", we furnish the following information. Except as set forth below, the principal business addresses of each director and executive officer are 5 Henderson Drive, West Caldwell, New Jersey 07006. The principal occupation of each director and executive officer is set forth in this proxy statement under the sections entitled "Proposal One - Election of Directors" and "Executive Compensation - Summary of Cash and Certain Other Compensation", respectively, other than Sheryl Bernstein Cilenti, who is Vestcom's Vice President, General Counsel and Secretary. Information about the present ownership by directors and executive officers and any of their respective "associates" of Vestcom Common Stock is set forth under the section entitled "Security Ownership of Management." Information about related party transactions involving directors and executive officers can be found under the sections entitled "Certain Transactions" and "Executive Compensation - Employment Agreements". No director or executive officer has been convicted in a criminal proceeding during the past ten years. Except as otherwise set forth in this proxy statement, none of the directors or executive officers or any of their respective "associates" has any arrangement or understanding with any person with respect to future employment or future transactions with Vestcom.

         Stephen R. Bova                        Robert J. Levenson
         Chairman and CEO                       Managing Member
         IntelliMark Inc.                       Lenox Capital Group, L.L.C.
         2300 Cottondale Drive                  One Mack Centre Drive
         Suite 250                              Paramus, NJ  07652
         Little Rock, AR  72202

         Leonard J. Fassler                     Richard D. White
         President                              Managing Director
         Sage Equities, Inc.                    CIBC Capital Partners
         Co-Chairman                            425 Lexington Avenue, 9th Floor
         Vytek Wireless, Inc.                   New York, NY 10017
         925 Westchester Avenue
         Suite L-1
         White Plains, NY  10604

         David M. Walke
         CEO
         FIND/SVP Inc.
         625 Avenue of the Americas
         New York, NY  10011

         The Company's directors and current executive officers made the following purchases and sales of Vestcom Common Stock during the two years prior to the date of this proxy statement.

Name                         Date              No. of Shares       Purchase/Sale
----                         ----              -------------       -------------
Joel Cartun                  6/28/2001         2,000               Purchase
                             6/25/2001         1,000               Purchase
                             5/23/2001         300                 Purchase
                             5/21/2001         3,700               Purchase
                             5/15/2001         1,000               Purchase
                             5/11/2001         1,000               Purchase
                             12/29/2000        2,000               Purchase
                             12/28/2000        1,900               Purchase
                             12/27/2000        100                 Purchase
                             12/21/2000        2,700               Purchase
                             12/20/2000        1,500               Purchase
                             12/15/2000        1,000               Purchase
                             12/11/2000        1,100               Purchase
                             12/8/2000         1,000               Purchase
                             12/5/2000         4,600               Purchase
                             10/5/2000         4,400               Purchase
                             9/26/2000         2,000               Purchase
                             9/25/2000         3,000               Purchase
                             9/22/2000         2,000               Purchase
                             9/20/2000         4,600               Purchase
                             9/18/2000         1,400               Purchase
                             8/31/2000         2,000               Purchase
                             8/29/2000         4,000               Purchase
                             8/24/2000         2,000               Purchase
                             8/23/2000         1,000               Purchase

Brendan Keating              6/21/2001         1,300               Purchase
                             6/15/2001         8,900               Purchase
                             6/14/2001         17,500              Purchase
                             6/13/2001         5,000               Purchase
                             6/4/2001          6,300               Purchase
                             6/1/2001          2,000               Purchase
                             5/25/2001         1,000               Purchase
                             12/22/2000        500                 Purchase
                             12/14/2000        1,000               Purchase
                             9/26/2000         5,000               Purchase
                             9/21/2000         5,000               Purchase
                             9/5/2000          2,500               Purchase

Stephen R. Bova              11/20/2001        26,000              Purchase
                             8/25/2000         10,000              Purchase
                             8/24/2000         10,000              Purchase

Robert J. Levenson           1/19/2001         4,000               Purchase
                             1/18/2001         3,000               Purchase
                             12/12/2000        600                 Sale
                             12/8/2000         5,000               Sale

Michael D. Helfand           5/21/2001         1,000               Purchase
                             5/17/2001         2,000               Purchase
                             12/19/2000        1,500               Purchase
                             12/15/2000        1,500               Purchase
                             12/12/2000        2,000               Purchase
                             8/28/2000         2,000               Purchase

David Adler                  12/15/2000        2,500               Purchase
                             12/20/2000        2,500               Purchase

Andrew Lewkowicz             5/21/2001         1,000               Purchase

Sheryl Bernstein Cilenti     12/19/2000        5,000               Purchase

         Messrs. Fassler, Walke and White did not purchase or sell any shares of the Company's Common Stock during the last two years.

         Mr. Keating purchased an aggregate of 42,000 shares of Vestcom Common Stock between May 25, 2001 and June 21, 2001 for a total purchase price of $99,405. The entire purchase price was paid with the proceeds from a $100,000 loan from the Company. For details concerning the Company's loan to Mr. Keating, see "Certain Transactions."

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has served as the Company's independent accountants since Vestcom's incorporation in September 1996. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the shareholders. In light of the recent extraordinary events involving Arthur Andersen LLP, the Audit Committee has not yet determined which accounting firm it intends to recommend to be the Company's auditors for the year ending December 31, 2002.

                                 OTHER MATTERS

         At the time that this proxy statement was mailed to shareholders, management was not aware that any matter other than the election of directors and the shareholder proposal concerning the Shareholder Protection Rights Agreement would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

         If a shareholder intends to present a proposal at the 2003 Annual Meeting of Shareholders, the proposal must be received by the Company in writing no later than January __, 2003 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's meeting, and by March __, 2003 in order for the proposal to be considered at next year's Annual Meeting (but not included in the proxy statement for such meeting).

                                   By Order of the Board of Directors



                                   Sheryl Bernstein Cilenti, Secretary

Dated:  May __, 2002


         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE (EXCLUDING EXHIBITS) WITHOUT COST TO SHAREHOLDERS UPON WRITTEN REQUEST MADE TO INVESTOR RELATIONS, VESTCOM INTERNATIONAL, INC., 5 HENDERSON DRIVE, WEST CALDWELL, NEW JERSEY 07006.

                          VESTCOM INTERNATIONAL, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS.
                                 June 21, 2002



         The undersigned hereby appoints Joel Cartun, Brendan Keating and Michael D. Helfand, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the stockholders of the Company to be held on June 21, 2002, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

         The Board of Directors recommends a vote "FOR" the Board's nominees for Director.

         1.       Election of the Board's nominees for Director.

/ /  FOR ALL NOMINEES LISTED BELOW      / /  WITHHOLD AUTHORITY TO VOTE FOR ALL
                                             NOMINEES LISTED BELOW

                  Nominees: Joel Cartun, Stephen R. Bova, Leonard J. Fassler,
                            Brendan Keating, David M. Walke, Robert J. Levenson and Richard D. White.

         INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.
--------------------------------------------------------------------------------

         The Board of Directors recommends a vote "AGAINST" Proposal 2.

         2. A shareholder proposal concerning the Company's Shareholder Protection Rights Agreement.

                  FOR  / /            AGAINST  / /            ABSTAIN  / /

         3. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES AND AGAINST PROPOSAL 2.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                        Dated:                       , 2002
                                               ----------------------

                                        Signed:

                                        ----------------------------------------

                                        ----------------------------------------

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.


                                      -2-